
													      Exhibit 20c
Metris Receivables, Inc.                                Metris Master Trust                                Monthly Report
Certificateholder's Statement                              Series 1997-2                                           Jan-98
Section 5.2                                   Class A          Class B        Class C        Class D             Total
(i)   Certificate Amount                  455,000,000.00   101,500,000.00  98,000,000.00  45,500,000.00  700,000,000.00
(ii)  Certificate Principal Distributed             0.00             0.00           0.00                             0.00
(iii) Certificate Interest Distributed      2,270,023.44       526,492.48     560,658.68                     3,357,174.60
(iv) Principal Collections                 19,781,215.52     4,412,732.69   4,260,569.50   1,966,614.95     30,421,132.66
(v)  Finance Charge Collections             9,140,685.04     2,039,075.89   1,968,762.93     908,542.86     14,057,066.72
       Recoveries                              67,727.87        15,108.52      14,587.54       6,772.79        104,196.72
       Principal Account Earnings                   0.00             0.00           0.00           0.00              0.00
       Accum. Period Reserve Acct. Earnings         0.00             0.00           0.00           0.00              0.00
       Pre-Funding Account Earnings                 0.00             0.00           0.00           0.00              0.00
	 Total Finance Charge Collections   9,208,412.91     2,054,184.42   1,983,350.47     915,315.65     14,161,263.44
	   Total Collections               28,989,628.43     6,466,917.11   6,243,919.97   2,881,930.60     44,582,396.11
(vi) Aggregate Amount of Principal Receivables                                                           2,807,553,374.86
       Invested Amount (End of Month)     455,000,000.00   101,500,000.00  98,000,000.00  45,500,000.00    700,000,000.00
       Floating Allocation Percentage        16.2062814%       3.6152474%     3.4905837%     1.6206281%       24.9327406%
       Fixed/Floating Allocation Percentage          N/A              N/A            N/A            N/A        0.0000000%
       Invested Amount(Beginning of Month)455,000,000.00   101,500,000.00  98,000,000.00  45,500,000.00    700,000,000.00
       Average Daily Invested Amount                                                                       699,730,593.39
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                   85.50%  2,489,324,183.41
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                 7.09%    206,309,747.86
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                                2.51%     73,188,840.75
       90 Days and Over (60+ Days Contractually Delinquent)                                       4.90%    142,649,786.86
	Total Receivables                                                                       100.00%  2,911,472,558.88
(viii) Aggregate Investor Default Amount                                                                     5,883,410.49
	 As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                               9.90%
(ix)  Charge-Offs                                   0.00             0.00           0.00                             0.00
(x)   Servicing Fee                                                                                          1,189,041.10
(xi)  Pool Factor                              1.0000000        1.0000000      1.0000000
(xii) Unreimbursed Reallocated Principal Collections                 0.00           0.00           0.00              0.00
(xiii) Excess Funding Account Balance                                                                                0.00
       Pre-Funding Account Balance                                                                                   0.00
(xiv) Class C Reserve Amount                                                                                         0.00
      Class C Reserve Account Balance                                                                                0.00
      Class C Trigger Event Occurrence                                                                               None
(xv) Number of New Accounts Added to the Trust                                                                          0
(xvi) Average Net Portfolio Yield                                                                                13.9289%
(xvii) Minimum Base Rate                                                                                          7.9567%
(xviii) Principal Funding Account Balance                                                                            0.00
(xix) Accumulation Shortfall                                                                                          N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                                 October 2001
	Accumulation Period Length                                                                                    N/A
(xxi) Required Reserve Account Amount                                                                                 N/A
	Available Reserve Account Amount                                                                              N/A
	Covered Amount                                                                                                N/A
